Execution Copy

June 30, 2000

U.S. Bank National Association
610 Second Avenue South
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

    Reference is made to that certain amended and restated letter credit facility agreement dated as of March 18, 1998, as amended by letter amendments dated May 6, 1998, August 14, 1998, February 18, 1999 and March 29, 2000 ( as so amended, the "Credit Agreement"), between Osmonics, Inc., a Minnesota corporation (the "Borrower") and U.S. Bank National Association (f/k/a First Bank National Association), a national banking association ("U.S. Bank," or in its capacity as agent for the Banks described in the Credit Agreement, the "Agent"). Capitalized terms not otherwise defined herein shall have the same meaning as defined in the Credit Agreement. The Borrower desires to amend the Credit Agreement with respect to certain provisions thereof.

    Section 1.  Amendments to Credit Agreement.  Subject to Section 4 hereof, the Credit Agreement is amended as follows:

      (a) Schedule 1.1 is amended to replace the amount "$30,000,000 with the amount "$24,000,000."

      (b) Section 2.1 of the Credit Agreement is amended by deleting Sections 2.1(c)(iii) and (iv) thereof and substituting in lieu thereof the following:

        (iii) [Reserved]

        (iv) [Reserved]

      (c) Section 4.11(j) of the Credit Agreement is deleted in its entirety.

      (d) Section 4.20(a) of the Credit Agreement is amended to read in its entirety as follows:

            (a)  Leverage Ratio.  The Borrower will not permit the Leverage Ratio (as defined in Section 7 hereof) as of the last day of any fiscal quarter ending during any period of measurement described below to be greater than the ratio set forth below for such period:

Measurement Period	Maximum Leverage Ratio
April 1, 2000 through September 30, 2000	3.25 to 1.00
October 1, 2000, and thereafter	2.75 to 1.00

        provided , however, that if the Borrower elects to pay dividends at any time prior to March 31, 2003, as permitted pursuant to the provisions in Section 4.15(a), the maximum Leverage Ratio for the period from the date such dividends are paid shall be 2.50 to 1.00.

      (e) Section 5.1(c) of the Credit Agreement is amended by deleting the clause ", or Section 3 or 4 of the Security Agreement" and substituting a period in lieu thereof.

      (f)  Section 5.1(j) of the Credit Agreement is deleted in its entirety.

      (g) Section 7 of the Credit Agreement is amended by deleting the definitions of "Control Agreement," "Loan Documents," "Revolving Commitment Amount," "Security Agreement," and "Security Documents" and substituting in lieu thereof the following definitions in the appropriate alphabetical order:

        "Loan Documents": This Agreement and the Notes.

        "Revolving Commitment Amount": With respect to a Bank, initially the amount set opposite such Bank's name on Schedule 1.1 hereof as its Revolving Commitment Amount, but as the same may be reduced from time to time pursuant to Section 1.7 hereof.

      (h) Section 8.1 of the Credit Agreement is amended by deleting the clause "amending the Security Agreement or releasing or subordinating any of the "Collateral" (as defined therein, except as provided therein)," as it appears therein.

      (i)  Exhibit A to the Credit Agreement is hereby amended and restated to read as set forth on Exhibit A to this Amendment, which Exhibit A is hereby made a part of the Credit Agreement as Exhibit A thereto.

    Section 2.  [Reserved]

    Section 3.  Representations and Warranties of the Borrower.  To induce the Banks to enter into this Amendment and to make and maintain the Revolving Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Banks that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

    Section 4.  Conditions to the Effectiveness of this Amendment.  This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

      (a) the Agent shall have received executed counterparts of this Amendment, duly executed by the Borrower and each of the Banks.

      (b) the Agent shall have received the following instruments, documents and certificates:

      (i)
      a new Revolving Note in the form of Exhibit A to this Amendment, duly executed by the Borrower;

      (ii)
      a Termination Agreement in the form of Exhibit B to this Amendment, duly executed by the parties thereto (the "Termination Agreement");

      (c) the Agent shall have received for distribution pursuant to the Termination Agreement and from the proceeds of the "Collateral" subject to the Security Agreement, cash equal to not less than US$4,000,000.

      (d) the representations and warranties in the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement.

      (e) except as described in Section 2.1 and 2.2 hereof, no Event of Default shall have occurred and be continuing under the Credit Agreement.

    Notwithstanding any provision hereof, this Amendment shall terminate and the Agent and the Banks shall have no obligation hereunder if the forgoing conditions precedent are not satisfied by 4:00 p.m. (Minneapolis time) June 30, 2000, provided, however, that the obligations of the Companies under Section 5.2 of this Amendment shall survive any such termination.

    Upon satisfaction of all of the foregoing, (a) the Agent shall notify the Borrower and the Banks that this Amendment has become effective, but the failure of the Agent to give such notice shall not affect the validity of this Amendment or prevent it from becoming effective, and (b) the Agent shall cause to be returned to the Borrower such of the Collateral (as defined in the Security Agreement) as shall not have been sold or otherwise applied pursuant to the terms hereof or the Termination Agreement.

    Section 5.  General.

      5.1  Construction.  All references in the Credit Agreement to "this Agreement," "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment. All references in the other Loan Documents to the "Credit Agreement" and similar references shall be deemed to refer to the Credit Agreement, as amended by this Amendment. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

      5.2  Expenses.  The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment or the issuance of the Note hereunder, which obligations of the Borrower shall survive any termination of the Credit Agreement or this Amendment.

      5.3  Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

      5.4  Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      5.5  Law.  This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota.

                      OSMONICS, INC.

                      By

                         Its

Accepted and agreed to as of the day and year first above written.

                      U.S. BANK NATIONAL ASSOCIATION
                      (f/k/a FIRST BANK NATIONAL ASSOCIATION)
                      in its individual capacity and as Agent

                      By

                         Its